Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

SIRVA Developing Plans to Address Rating of TransGuard

CHICAGO, May 3, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider and parent of TransGuard Insurance Co. of America, Inc., is providing an update in connection with last week’s rating action by A.M. Best Co. relating to TransGuard, the company’s insurance subsidiary.  A.M. Best changed its rating of TransGuard from A- (Excellent) to B++ (Very Good).

The company is currently taking steps to minimize the potential impact of the rating change on its business, such as a loss of premium volume, through a fronting or cut-through arrangement with an “A”-rated insurer which include various credit enhancement alternatives. While such programs distribute a portion of the written premium to the provider, they will insure uninterrupted coverage on an “A”-rated basis for our client base.  Meanwhile, the company continues to explore strategic alternatives for its insurance business.

More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-

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looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation our inability to successfully complete the arrangements described in this release and those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports we submit to the SEC from time to time.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

Media Contacts

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

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